UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3011	36-2443580
(Commission File Number)	(I.R.S. Employer Identification No.)
1101 South 3rd Street, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 26, 2017, The Valspar Corporation (“Valspar”) and The Sherwin-Williams Company (“Sherwin-Williams”) announced the receipt of regulatory approval from the United States Federal Trade Commission (“FTC”) and the Canadian Competition Bureau (“CCB”) with respect to Sherwin-Williams’ pending acquisition of Valspar. The FTC and CCB were the only remaining regulatory approvals required before completing the acquisition. Sherwin-Williams and Valspar expect to complete the acquisition on June 1, 2017.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

/s/ Rolf Engh
Name:	Rolf Engh
Title:	Executive Vice President, General Counsel and Secretary

Dated: May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 26, 2017.